For Ministry Use Only
À l'usage exclusive du ministère
Ontario Corporation Number
Numero de la societe en Ontario
858089

Ministry of             Ministère des
Government Services            Services gouvernementaux
Ontario
CERTIFICATE            CERTIFICAT
This is to certify that these articles    Ceci certifie que les presents statuts
are effective on            entrent en vigueur le
JULY     03    JUIN,     2012
/s/
Director/Directrice
Business Corporations Act / Loi sur les societies par actions

Form 3
Business
Corporations
Act

Formule 3
Loi sur les
societe par    ARTICLES OF AMENDMENT
actions        STATUTS DE MODIFICATION

1.The name of the corporation is: (Set out in BLOCK CAPITAL LETTERS)
Denomination socials actuelle de la société (écrie en LETTRES MAJUSCULES SEULEMENT):
KINGSWAY FINANCIAL SERVICES INC.
2.The name of the corporation is changed to (if applicable): (Set out in BLOCK CAPITAL LETTERS)
Nouvelle denomination sociale de la société (s 'il y a lieu) (écrire en LETTRES MAJUSCULES SEULEMENT):

3.Date of incorporation/amalgamation:
Date de la constitution ou de la fusion:

1989/09/19

4.Complete only if there is a change in the number of directors of the minimum / maximum number of directors.
Il faut remplir cette partie suelement si le nombre d'adminitrateurs ou si le nombre minimal ou maximal d'administrateurs a change.

Number of directors is/are:    minimum and maximum number of directors is/are:
Nombre d'administrateurs:    nombres minimum et maximum d'administrateurs:

Number    minimum and maximum
Nombre    minimum et maximum

5.The articles of the corporation are amended as follows:
Les statuts de la société sont modifies de la façon suivante:

To consolidate the total number of issued and outstanding common shares of the Corporation on the basis of one (1) post-consolidation common share for every four (4) pre-consolidation common shares issued and outstanding.

6.The amendment has been duly authorized as required by Sections 168 & 170 (as applicable) of the Business Corporations Act
Le modification a été dûment autorisée conformément aux articles 168 at 170 (salon le cas) de la Loi sur les sociétés par actions.

7.The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on
Les actionnaires ou les administrateurs (selon le cas) de la société ont approuvé la resolution autorisant la modividation le

2012/05/31
(Year, Month, Day)
(année, mois, jour)

These articles are singed in duplicate.
Les presents statuts sont signés en double exemplaire.

KINGSWAY FINANCIAL SERVICES INC.
(Print name of corporation from Article 1 on page 1)
(veuillez écrir le nom de la société de l'article un á la page une).

By/
Par:

/s/ Spencer L. Schneider	Chairman of the Board of Directors
(Signature)	(Description of Office)
(Signature)	(Fonction)